Exhibit 99.1

FOR IMMEDIATE RELEASE

CHW Acquisition Corporation Announces Effectiveness of Registration Statement and a Special Meeting Date of July 28, 2022, in Connection with its Proposed Business Combination with Wag Labs, Inc.

San Francisco, Calif. – July 13, 2022 – CHW Acquisition Corporation (Nasdaq: CHWA, “CHW”), a publicly traded special purpose acquisition company, today announced that its registration statement on Form S-4 (the “Registration Statement”) related to CHW’s previously announced proposed business combination (the “Business Combination”) with Wag Labs, Inc., (“Wag!” or “the Company”), an American pet services marketplace company powering a mobile-first technology platform that enables on-demand and scheduled dog walking, training, and other pet care services, has been declared effective by the U.S. Securities and Exchange Commission (“SEC”). The Registration Statement provides important information about CHW, Wag! and the Business Combination.

CHW also established a record date of June 28, 2022 (the “Record Date”) and a meeting date of July 28, 2022 for an extraordinary general meeting of its shareholders (the “Special Meeting”) to approve the Business Combination, and has filed its definitive proxy statement relating to the Special Meeting with the SEC. The definitive proxy statement is available at www.sec.gov.

The closing of the Business Combination is subject to approval by CHW’s shareholders and the satisfaction of other customary closing conditions. The Business Combination is expected to close promptly after the Special Meeting. Upon closing, the combined company will be called Wag! Group Co., and its common stock and warrants are expected to list on the Nasdaq Capital Market under the ticker symbols “PET” and “PETW,” respectively.

Special Meeting Details

The meeting will be held at the offices of McDermott Will & Emery, LLP at One Vanderbilt Avenue, New York, NY 10017 on July 28, 2022 at 11:00 am Eastern Time.

The meeting will also be conducted as a virtual meeting in order to facilitate shareholder attendance and participation. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement.

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CHW Acquisition Corporation Announces Effectiveness of Registration Statement and a Special Meeting Date of July 28, 2022, in Connection with its Proposed Business Combination with Wag Labs, Inc. – JULY 13, 2022

Every shareholder’s vote FOR ALL Proposals is important, regardless of the number of shares held. If you have any questions or need assistance voting, please contact Advantage Proxy, Inc., our proxy solicitor, by calling 1-877-870-8565, or banks and brokers can call collect at (206) 870-8565, or by emailing ksmith@advantageproxy.com.

Important Information

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if the Registration Statement is accurate or adequate.

About Wag! – Wag.co

Wag! strives to be the #1 app for pet parents, offering access to 5-star dog walking, pet sitting, expert pet advice and training from local pet caregivers nationwide. Wag!'s community of over 400,000 pet caregivers are pet people, and it shows. Making pet parents happy is what Wag! does best. With safety and happiness at the forefront, pet caregivers with Wag! have a trusted record of experience with over 12.1 million pet care services completed by pet caregivers on the Wag! platform and over $325 million total bookings across all 50 states, resulting in more than 96% of services earning 5 stars. For more information, visit wag.co.

About CHW Acquisition Corp. – www.chwacquisitioncorp.com

CHW is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The focus of the team is to pursue a business combination within the consumer, health and wellness or retail sector. Management is led by Jonah Raskas, Mark Grundman, and Paul Norman.

Additional information and Where to Find It

In connection with the proposed business combination, on March 10, 2022, CHW filed a registration statement on Form S-4 (the "Form S-4") with the Securities and Exchange Commission (the "SEC"). The Form S-4, as amended from time to time, includes a proxy statement of CHW and a prospectus of Wag!, referred to as a proxy statement/prospectus. The proxy statement/prospectus is being sent to all CHW shareholders. Additionally, CHW will file other relevant materials with the SEC in connection with the proposed business combination. Copies of the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. Before making any voting or investment decision, investors and security holders of CHW are urged to read the Form S-4, the proxy statement/prospectus and all other relevant materials filed or that will be filed with the SEC in connection with the proposed business combination because they will contain important information about the proposed business combination and the parties to the proposed business combination.

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CHW ACQUISITION CORPORATION ANNOUNCES EFFECTIVENESS OF REGISTRATION STATEMENT AND A SPECIAL MEETING DATE OF JULY 28, 2022, IN CONNECTION WITH ITS PROPOSED BUSINESS COMBINATION WITH WAG LABS, INC. – JULY 13, 2022

Participants in Solicitation

CHW, Wag! and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of CHW's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of CHW's directors and officers in CHW's filings with the SEC, including CHW's initial public offering prospectus, which was filed with the SEC on August 30, 2021, CHW's subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and the Form S-4. To the extent that holdings of CHW's securities by CHW's insiders have changed from the amounts reported therein, any such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CHW's shareholders in connection with the business combination are included in the proxy statement/prospectus relating to the proposed business combination. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or a solicitation of an offer to buy any securities of CHW or Wag!, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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CHW Acquisition Corporation Announces Effectiveness of Registration Statement and a Special Meeting Date of July 28, 2022, in Connection with its Proposed Business Combination with Wag Labs, Inc. – JULY 13, 2022

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. These statements are based on the beliefs and assumptions of the respective management teams of CHW and Wag!. Although CHW and Wag! believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither CHW nor Wag! can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Forward-looking statements generally relate to future events or future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern CHW’s and Wag!’s expectations, strategy, plans or intentions. Forward-looking statements contained herein include statements about:

●	the anticipated benefits of the Business Combination;

●	the ability of CHW and Wag! to complete the Business Combination, including satisfaction or waiver of the conditions to the Business Combination and the issuance of shares to eligible pet caregivers on Wag!'s platform;

●	the anticipated costs associated with the proposed Business Combination;

●	Wag!’s financial and business performance following the Business Combination, including financial projections and business metrics;

●	Wag!’s ability to effectively return to growth and to effectively expand operations;

●	the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;

●	the ability to obtain and/or maintain the listing of New Wag!'s common stock and the warrants on a stock exchange, and the potential liquidity and trading of its securities;

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CHW ACQUISITION CORPORATION ANNOUNCES EFFECTIVENESS OF REGISTRATION STATEMENT AND A SPECIAL MEETING DATE OF JULY 28, 2022, IN CONNECTION WITH ITS PROPOSED BUSINESS COMBINATION WITH WAG LABS, INC. – JULY 13, 2022

●	the risk that the proposed Business Combination disrupts current plans and operations of Wag! as a result of the announcement and consummation of the proposed Business Combination;

●	the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow, manage growth profitably, and retain its key employees;

●	changes in applicable laws or regulations;

●	Wag!'s ability to raise financing in the future;

●	Wag!'s officers and directors allocating their time to other businesses and potentially having conflicts of interest with Wag!'s business or in approving the Business Combination;

●	Wag!'s ability to retain existing and acquire new pet parents and pet caregivers;

●	the strength of Wag!'s network, effectiveness of its technology and quality of the offerings provided through its platform;

●	the projected financial information, growth rate, strategies and market opportunities for Wag!;

●	Wag!'s ability to successfully expand in its existing markets and into new domestic and international markets;

●	Wag!'s ability to provide pet parents with access to high quality and well-priced offerings;

●	Wag!'s ability, assessment of and strategies to compete with its competitors;

●	Wag!'s assessment of its trust and safety record;
●	the success of Wag!'s marketing strategies;

●	Wag!'s ability to accurately and effectively use data and engage in predictive analytics;

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CHW Acquisition Corporation Announces Effectiveness of Registration Statement and a Special Meeting Date of July 28, 2022, in Connection with its Proposed Business Combination with Wag Labs, Inc. – JULY 13, 2022

●	Wag!'s ability to attract and retain talent and the effectiveness of its compensation strategies and leadership;

●	general economic conditions and their impact on demand for the Wag! platform;

●	Wag!'s plans and ability to build out an international platform and generate revenue internationally;

●	Wag!'s ability to maintain its licenses and operate in regulated industries;

●	Wag!'s ability to prevent and guard against cybersecurity attacks;

●	Wag!'s reliance on third party service providers for processing payments, web and mobile operating systems, software, background checks and insurance policies;

●	seasonal sales fluctuations;

●	Wag!'s future capital requirements and sources and uses of cash;

●	the outcome of any known and unknown litigation and regulatory proceedings, including the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against CHW and Wag! following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement;

●	Wag!'s ability to maintain and protect its brand and its intellectual property; and

●	other factors detailed under the section entitled “Risk Factors” in the Registration Statement on Form S-4 filed in connection with the Business Combination.

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CHW Acquisition Corporation Announces Effectiveness of Registration Statement and a Special Meeting Date of July 28, 2022, in Connection with its Proposed Business Combination with Wag Labs, Inc. – JULY 13, 2022

The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and their potential effects on CHW and/or Wag!. There can be no assurance that future developments affecting CHW and/or Wag! will be those that CHW and/or Wag! have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control or the control of Wag!) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Registration Statement on Form S-4 filed in connection with the Business Combination. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic, and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. CHW and Wag! undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Contacts

Media:

Wag!: media@wagwalking.com

ICR for Wag!: Wag@icrinc.com

CHW:

info@chwacquisitioncorp.com

Investor Relations:

ICR for Wag!: WagIR@icrinc.com